                                  Exhibit 10.6.1



                                    EXTENSION
                                        OF
                                EMPLOYMENT AGREEMENT

   EXTENSION AGREEMENT, this 20th day of November, 1997, by and between FIRSTBANK (BANK), formerly known as First Savings Bank, F.S.B., and Kenneth
J. Huey, Jr. (Officer).

   The Officer is President and Director of the BANK and has been duly elected.

   On this date, the BANK desires to extend a previous EMPLOYMENT AGREEMENT by and between the Officer and the BANK dated the 22nd day of November, 1995, for a period of 24 months from December 1, 1997 through December 1, 1999. All other terms and conditions of the EMPLOYMENT AGREEMENT remain the same.


FIRSTBANK



BY:  /s/ Robert C. Lydick
     -------------------------------
     Robert C. Lydick, Chairman
     Board of Directors


OFFICER



BY:  /s/ Kenneth J. Huey, Jr.
     -------------------------------
     Kenneth J. Huey, Jr.